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                                                                   EXHIBIT 4.1

                           CERTIFICATE OF AMENDMENT
                                      OF
                             CERTIFICATE OF TRUST
                                      OF
                          TORCHMARK CAPITAL TRUST II

     This Certificate of Amendment of Certificate of Trust of Torchmark Capital Trust II (the "Trust") is being executed as of December 10, 2001 for the purpose of amending the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on July 21, 1999 (the "Certificate of Trust") pursuant to the Delaware Business Trust Act, 12 Del. C. [ ] [ ] 3801 et seq.
                                                ---  -               -- ---
(the "Act").

     The undersigned hereby certifies that Section 2 of the Certificate of Trust is hereby amended in its entirety to read as follows:

          2.  Delaware Trustee. The name and business address of the
              ----------------
     Delaware resident trustee of the Trust meeting the requirements of
     Section 3807 of the Act are as follows:

                          The Bank of New York (Delaware)
                          White Clay Center, Route 273
                          Newark, Delaware 19711

     IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment of Certificate of Trust as of the day and year first above written.


                                              /s/ Michael J. Klyce
                                              ---------------------------
                                              Name:   Michael J. Klyce
                                              Title:  Regular Trustee